Exhibit 10.1
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 31, 2025, is entered into by and between Crescent Energy Company, a Delaware corporation (the “Company”) and Ridgemar Energy Operating, LLC, a Delaware limited liability company (the “Initial Holder” and, together with the Company, the “Parties”).
WHEREAS, pursuant to the Membership Interest Purchase Agreement, dated as of December 3, 2024, by and among the Company, Crescent Energy Finance, LLC, a Delaware limited liability company and a subsidiary of the Company, the Initial Holder and Ridgemar (Eagle Ford) LLC, a Delaware limited liability company (the “Transaction Agreement”), the Company has agreed to provide registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement; and
WHEREAS, in connection with the foregoing, the Parties now desire to execute this Agreement to set forth the rights and obligations created hereby.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:
1.    Certain Definitions. As used in this Agreement, the following terms have the meanings indicated:
“Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with, such Person.
“Agreement” has the meaning set forth in the preamble hereto.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.
“Blackout Period” has the meaning set forth in Section 3(k).
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in New York, New York, Boston, Massachusetts or Houston, Texas are authorized or required to be closed by law or governmental action.
“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.
“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Company.
“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.
“Company” has the meaning set forth in the preamble hereto.
“Company Securities” means any equity interest of any class or series in the Company.
“Control” (including the correlative terms “Controlled by” and “Controlling”) means the possession, directly or indirectly, of the power to direct, or to cause the direction of, the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.
“Effectiveness Period” has the meaning set forth in Section 2.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Financial Counterparty” has the meaning set forth in Section 3(l).
“Holder” means (a) each Initial Holder until such Initial Holder ceases to hold (or ceases to have the right to acquire by exchange for, conversion of or similar method) any Registrable Securities and (b) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 7(e); provided, that any Person referenced in clause (b) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.
“Initial Holder” has the meaning set forth in the preamble hereto.
“Legend Removal Documents” has the meaning set forth in Section 3(m).
“Parties” has the meaning set forth in the preamble hereto.
“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government agency or political subdivision thereof.
“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, threatened.
“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Registrable Securities” means the Shares; provided, that Registrable Securities shall not include: (a) any Shares for which the offering and sale have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (b) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; and (c) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise). Notwithstanding the foregoing, with respect to any Holder, such Holder’s Shares shall not constitute Registrable Securities when all of such Holder’s Shares (together with any Shares held by Affiliates of such Holder) are eligible for immediate sale in a single transaction pursuant to Rule 144 (or any successor provision) with no volume or other restrictions or limitations under Rule 144 (or any such successor provision).
“Registration Expenses” means, without limitation, (a) all registration and filing fees (including fees and expenses (i) with respect to filings required to be made with the Trading Market and (ii) in compliance with applicable state securities or “Blue Sky” laws), (b) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel, auditors, accountants and independent petroleum engineers for the Company,

(e) Securities Act liability insurance, if the Company so desires such insurance, and (f) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.
“Registration Statement” has the meaning set forth in Section 2.
“Rule 144” means Rule 144, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.
“Rule 405” means Rule 405, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.
“Rule 415” means Rule 415, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.
“Rule 424” means Rule 424, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Selling Expenses” means all selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.
“Shares” means the shares of Common Stock (a) held by the Holders, (b) issued or issuable upon exchange for, redemption of, conversion of or similar method with respect to Company Securities (including any equity securities issued by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company) and (c) any other equity interests in the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company.
“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.
“Transaction Agreement” has the meaning set forth in the preamble hereto.
“Transactions” means the transactions contemplated by the Transaction Agreement.
“Underwritten Offering” means an underwritten offering of Common Stock for cash, excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales.
“WKSI” means a “well known seasoned issuer” as defined under Rule 405.
Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; (i) references to “days” are to calendar days unless otherwise indicated; and (j) all references to dollars refer to United States dollars.
2.    Registration.
(a)    The Company shall prepare and file (if not previously filed) within one (1) Business Day of the consummation of the Transactions, and use commercially reasonable efforts to cause to become effective as promptly as reasonably practicable after the filing thereof, a shelf registration statement (it being agreed that such shelf registration statement shall be an Automatic Shelf Registration Statement if the Company is a WKSI at the most recent applicable eligibility determination date) and prospectus supplement under the Securities Act (or shall file an amendment or prospectus supplement to an existing shelf registration statement) to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force), under the Securities Act with respect to all of the Registrable Securities in accordance with the method or methods of disposition thereof (other than an Underwritten Offering) as may be reasonably requested by any Holder in writing prior to the filing of such shelf registration statement or prospectus supplement, as applicable (the “Registration Statement”). A Registration Statement filed pursuant to this Section 2 shall be on Form S-3 (or any successor form or other appropriate form under the Securities Act), or, if the Company is not then permitted to file a registration statement on Form S-3, a registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act); in each case, provided that such Registration Statement shall permit the resale of the Registrable Securities in accordance with the method or methods of disposition thereof (other than an Underwritten Offering) as may be reasonably requested by any Holder in writing prior to the filing of the Registration Statement. The Company will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2 to remain continuously effective, including by filing any supplements or amendments thereto, under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Holders or cease to be Registrable Securities or (ii) one year from the initial effective date of such Registration Statement or prospectus supplement (the “Effectiveness Period”). The Registration Statement when it becomes effective (including the documents incorporated therein by reference) shall comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
3.    Registration Procedures. The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement are as follows:
(a)    The Company will, at least three (3) Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use reasonable best efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.
(b)    The Company will use reasonable best efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders, (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and, as so supplemented or amended, filed pursuant to Rule 424, and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders (but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company).
(c)    The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.
(d)    The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i) (A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, it will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or results in such Prospectus no longer including any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading).
(e)    The Company will use reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period (as defined below) or Suspension Period, as promptly as reasonably practicable after the expiration of such Blackout Period or Suspension Period, as applicable.
(f)    During the Effectiveness Period, the Company will furnish to each such Holder, upon request and without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is publicly available on the Commission’s EDGAR system.
(g)    The Company will promptly deliver to each Holder, upon request and without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 7(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
(h)    The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates or book-entry notations, as applicable, representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or book-entry notations, as applicable, shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue or transfer such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement; provided that the applicable Holder shall (i) deliver such documents reasonably requested by the Company or the Company’s transfer agent in connection with such request and (ii) agree not to sell such shares unless an effective registration statement is on file with the SEC or there is an applicable exemption from registration for such sale under the Securities Act or the rules promulgated thereunder.
(i)    Upon the occurrence of any event contemplated by Section 3(d)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and no Prospectus will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(j)    Each Holder agrees to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in the Registration Statement or any Prospectus or prospectus supplement.
(k)    Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if the Company has filed a Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement, for a reasonable period of time but not in excess of forty-five (45) days if (i) the Board reasonably determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company) which filing or failure to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement would materially interfere with such transaction, (ii) the Board reasonably determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board reasonably determines such registration would require disclosure of material information that the Company has a bona fide and material business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, that in no event shall any Blackout Period together with any Suspension Period exceed an aggregate of one hundred (100) days in any one- (1-) year period.
(l)    In connection with any transaction or series of anticipated transactions (i) effected pursuant to the Registration Statement, (ii) with reasonably anticipated gross proceeds in excess of $25 million or involving Registrable Securities having a fair market value in excess of $25 million and (iii) involving a broker, agent, counterparty, underwriter, bank or other financial institution (“Financial Counterparty”), to the extent reasonably requested by the Financial Counterparty in order to engage in the proposed transaction, the Company will use commercially reasonable efforts to cooperate with the Holders to allow the Financial Counterparty to conduct due diligence reasonable and customary in connection with such transactions, including a customary due diligence call with members of management of the Company and the Financial Counterparty.
(m)    The restrictive legend on any Shares covered by this Agreement shall be removed if (a) such Shares are sold pursuant to an effective Registration Statement, (b) a Registration Statement covering the sale of such Shares is effective under the Securities Act (subject to Section 3(h)), (c) the Shares may be resold pursuant to Rule 144 subject only to compliance with paragraph (c) of Rule 144 (i.e., such Holder is not an affiliate of the Company, and has not been an affiliate of the Company for the previous three months, and has satisfied the six-month holding period under Rule 144) and the applicable Holder delivers to the Company a representation and/or “will comply” letter, as applicable, certifying that, among other things, such Holder will only transfer such Shares pursuant to Rule 144 and will, upon request following any lapse of availability of Rule 144, cooperate with the Company to not make sales pursuant to Rule 144 until Rule 144 is available, (d) such Shares may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) under the Securities Act (i.e., such Holder is not an affiliate of the Company, and has not been an affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144) or (e) such Shares are being sold, assigned or otherwise transferred pursuant to Rule 144; provided, that with respect to clause (c), (d) or (e) above, the applicable Holder has provided all documentation and evidence (which may include representation letters and an opinion of counsel) as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall cooperate with the applicable Holder covered by this Agreement to effect the removal of the legends on such Shares pursuant to this Section 3(m) as soon as reasonably practicable after the delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents), including, without limitation, by delivering an instruction letter and an opinion of counsel to the Company to the Company’s transfer agent no later than one Trading Day following the delivery of such notice. The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 3(m) (including, without limitation, costs of counsel of the Company and any fees required for processing of any instruction letter delivered by the Company); provided, that the applicable Holder shall be responsible for all fees and expenses (including of counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents.
4.    Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise excluding any Selling Expenses shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

5.    Indemnification.
(a)    The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, officers, directors, employees and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees of a single counsel representing all the Holder Indemnified Persons or, if the representation of all the Holder Indemnified Persons by the same counsel would be inappropriate under applicable standards of professional conduct, then as many counsel as may be needed under such standards of professional conduct to represent all the Holder Indemnified Persons) and expenses, judgments, taxes, fines, penalties, diminution in value, interest, settlements or other amounts of any kind or nature whatsoever (including all amounts paid in investigation, defense or settlement of the foregoing and consequential damages) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, or included in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state in any such Registration Statement a material fact required to be stated therein or necessary to make the statements made therein not misleading or in any such preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely.
(b)    In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, or included in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state in any such Registration Statement a material fact required to be stated therein or necessary to make the statements made therein not misleading or in any such preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.
(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.
(d)    If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.
6.    Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.
7.    Miscellaneous.
(a)    Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
(b)    Discontinued Disposition. Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(d), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the prospectus supplement or amended Registration Statement as contemplated by Section 3(i) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 7(b).
(c)    Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.
(d)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail with confirmation of receipt as specified in this Section 7(d) prior to 5:00 p.m. in the time zone of the receiving party on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail with confirmation of receipt as specified in this Agreement later than 5:00 p.m. in the time zone of the receiving party on any date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Crescent Energy Company
Attention: Bo Shi, General Counsel
600 Travis Street, Suite 7200
Houston, Texas 77002
E-mail: Bo.Shi@crescentenergyco.com

With copy to:

Kirkland & Ellis LLP
Attention: Michael W. Rigdon, P.C.; Billy Vranish
609 Main St., Suite 4700
Houston, Texas 77002
E-mail: michael.rigdon@kirkland.com; billy.vranish@kirkland.com

If to any Person who is then the registered Holder:
To the address of such Holder as indicated on the signature page of this Agreement or, if different, as it appears in the applicable register for the Registrable Securities or as may be designated in writing by such Holder in accordance with this Section 7(d).

(e)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 7(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned, (ii) the transferee of such Registrable Securities is an Affiliate of the transferring Holder, and (iii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.
(f)    No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the Parties hereto or their respective successors and permitted assigns, and the Persons entitled to indemnification pursuant to Section 5, who are each hereby made an express third party beneficiary thereof, with the right to enforce their respective rights to indemnification pursuant thereto under this Agreement, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.
(g)    Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.
(h)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i)    Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
(j)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(k)    Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.
(l)    Termination. Except for Section 5, this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

CRESCENT ENERGY COMPANY

By:	/s/ Brandi Kendall
Name:	Brandi Kendall
Title:	Chief Financial Officer
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

HOLDER:

RIDGEMAR ENERGY OPERATING, LLC

By:	/s/ Preston Powell
Name:	Preston Powell
Title:	Chief Executive Officer
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]